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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2007

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 941-362-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 6, 2007, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing its financial results for fiscal year 2006 and the fourth fiscal quarter of 2006.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 3, 2007, the Board of Directors appointed Tim A. Twitty, 40, Officer, Operations of the Registrant. Mr. Twitty has been employed by the Registrant since November 1993, serving in positions of increasing responsibility in U.S. operations and automations during that period. Mr. Twitty has no specific term of office. Rather, he serves at the pleasure of the Board, subject to annual reappointment. Mr. Twitty does not have an employment agreement. He is paid an annual salary, which currently is $132,000.

Item 8.01	Other Events

On March 6, 2007, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the declaration of a $0.10 per share cash dividend on its common stock, payable on April 15, 2007, to shareholders of record as of March 31, 2007.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of the Registrant dated March 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal
Financial and Accounting Officer)

Dated: March 7, 2006